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EXHIBIT 12.2
GST USA, INC.
Ratio of Earnings to Fixed Charges

                                                        Thirteen
                                                         Months                    Year Ended
                                                          Ended                  September 30,
                                                      September 30,
                                                          1994         1995          1996           1997
                                                          ----         ----          ----           ----
Fixed charges:
    Interest expense, including amortization of
      deferred financing costs                              27           805        18,334         34,168
    Capitalized interest                                     0           291         2,316         15,170
    Estimated interest on operating leases                  84           288           500          1,127
    Preferred stock accretion                                0             0             0              0
                                                        ------         -----         -----          -----

Total fixed charges                                        111         1,384        21,150         50,465
                                                        ======         =====         =====          =====

Earnings:
    Loss before minority interest in income (loss)
      of subsidiaries and income taxes                  (2,987)      (11,645)      (55,812)       (97,040)
    Fixed charges excluding capitalized interest
      and preferred stock accretion                        111         1,093        18,834         35,295
                                                        ------         -----         -----          -----

Total earnings                                          (2,876)      (10,552)      (36,978)       (61,745)
                                                        ======         =====         =====          =====

Ratio of earnings to fixed charges                      (25.85)        (7.62)        (1.75)         (1.22)
                                                        ======         =====         =====          =====

Insufficiency of earnings to cover fixed charges         2,987        11,936        58,128        112,210
                                                        ======         =====         =====          =====

                                                               Three Months              Twelve Months
                                                            Ended December 31,         Ended December 31,

                                                              1996       1997            1997        1998
                                                              ----       ----            ----        ----
Fixed charges:
    Interest expense, including amortization of
      deferred financing costs                                4,646     15,853          45,375      77,809
    Capitalized interest                                      2,549      3,726          16,347      25,920
    Estimated interest on operating leases                      203        371           1,295       1,859
    Preferred stock accretion                                     0          0               0           0

Total fixed charges                                           7,398     19,950          63,017     105,588
                                                            -------    -------        --------    --------
Earnings:
    Loss before minority interest in income (loss)
      of subsidiaries and income taxes                      (21,466)   (32,845)       (108,419)   (123,190)
                                                            =======    =======        ========    ========
    Fixed charges excluding capitalized interest
      and preferred stock accretion                           4,849     16,224          46,670      79,668
                                                            -------    -------        --------    --------
Total earnings                                              (16,617)   (16,621)        (61,749)    (43,522)
                                                            =======    =======        ========    ========
Ratio of earnings to fixed charges                            (2.25)     (0.83)          (0.98)      (0.41)
                                                            =======    =======        ========    ========
Insufficiency of earnings to cover fixed charges             24,015     36,571         124,766     149,110
                                                            =======    =======        ========    ========